                                  POWER OF ATTORNEY

We, the undersigned directors and officers of The Lincoln National Life Insurance Company, hereby revoke all powers of attorny authorizing any person to act as attorney-in-fact relative to Lincoln National Variable Account C (e-Annuity), which were previously executed by us and do hereby severally constitute and appoint Kelly D. Clevenger, Jeffrey K. Dellinger, and Steven M. Kluever, our true and lawful attorneys-in-fact, with full power in each of them to sign for us, in our names and in the capacities indicated below, any and all amendments to Registration Statement No. 333-50817 filed with the Securities and Exchange Commission under the Securities Act of 1933, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to any such amendment to that Registration Statement. The power of attorney was signed by us on April 6, 1999.


SIGNATURE                 TITLE
---------                 -----



 Gabriel L. Shaheen       President, Chief Executive Officer and Director
                          (Principal Executive Officer)



 Lawrence T. Rowland      Executive Vice President and Director




 Keith J. Ryan            Senior Vice President, Assistant Treasurer and Chief
                          Financial Officer
                          (Principal Financial Officer and Principal
                          Accounting Officer)

 /s/ H. Thomas McMeekin   Director

 H. Thomas McMeekin




 Richard C. Vaughan       Director




 Jon A. Boscia            Director

STATE OF INDIANA)
               )SS:
COUNTY OF ALLEN)

                              Subscribed and sworn to before me this
                              6th day of April, 1999.

                              /s/ Janet L. Lindenberg

                              Notary public

                              Commission Expires:  7-10-2001